Exhibit 10.6.3

PartnerRe Ltd.

Executive Performance Share Unit Award Agreement

<Name>

<Date>

This Performance Share Unit Award Agreement (the “Award Agreement”) commences and is made effective as of <Date>, by and between PartnerRe Ltd. (the “Company”), and <Name> (the “Participant”), an employee of the PartnerRe Group (which is defined to include PartnerRe Ltd. and its subsidiaries).

WHEREAS, the Company desires to afford the Participant the opportunity to own common shares, $1.00 par value, of the Company (“Shares”) pursuant to the PartnerRe Ltd. Amended and Restated Employee Equity Plan (the “Plan”); and

WHEREAS, the Company wishes to provide a means through which the PartnerRe Group may attract able persons to enter and remain in employment or other service with the Company and motivate and reward key employees and other persons, including the Participant, to contribute significantly to the success of the Company, thereby furthering the best interests of the Company and its shareholders;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Plan, terms and provisions of which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Award Agreement or a prospectus, the terms and provisions of the Plan shall govern and control. In the event of a conflict or inconsistency between the terms and provisions of this Award Agreement and a prospectus, the terms and provisions of this Award Agreement shall govern and control.

2. Purpose of Award Agreement. The purpose of this Award Agreement is to grant Performance Share Units (“PSUs”) to the Participant. Each PSU represents the right to future delivery of one Share, subject to the terms of the Plan. This Award Agreement is entered into pursuant to the terms of the Plan, and, by receipt of this Award Agreement, the Participant acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions of the Committee pursuant to the Plan.

3. Grant of PSUs. The Participant is granted an award of PSUs in the amount and on the date (the “Grant Date”) as specified in the Notice of PSU. Target PSUs set forth in the Notice of PSU are used solely to indicate the number of PSUs awarded to the Participant on the Grant date that will serve to determine the actual number of PSUs earned in accordance with the Notice of PSU and do not create any separate rights or entitlements.

4. Vesting. Subject to the terms and conditions contained herein, PSUs granted pursuant to this Award Agreement will vest on the vesting date set forth in the Notice of PSU (the “Vesting Date”). The number of PSUs earned on the Vesting Date will be determined in accordance with the Notice of PSU and any earned PSUs will settle in Shares. All of the Shares underlying any earned PSUs will be delivered to the Participant as soon as administratively practicable after the Vesting Date (such date of delivery, the “Settlement Date”).1

5. Dividend Equivalents. If a dividend is paid on Shares prior to the Settlement Date, each earned PSU will provide the Participant with the right to receive an amount equal to the amount of the dividend that the Participant would have received had the Share underlying such PSU been held by the Participant as of the record date for which such dividend is paid. Such amount will accrue at the same time and at the rate as actual dividends paid on Shares and will be paid in cash at the time when Shares underlying any earned PSUs are delivered to the Participant.

6. Termination. In the event that the Participant ceases to be an employee of PartnerRe Group prior to the Vesting Date, the following conditions shall apply:

(a) Death or Disability. If the Participant ceases to be an employee of the PartnerRe Group as a result of the Participant’s death or Disability, all unvested PSUs will become immediately vested upon the date of termination and the number of earned PSUs will be the Target PSUs set forth in the Notice of PSU. All of the Shares underlying any earned PSUs will be delivered to the Participant (or, as applicable, the Participant’s estate) as soon as administratively practicable after the date of vesting.

(b) Resignation or Involuntary Termination. In the event the participant’s employment with the PartnerRe Group is terminated by the Company (with or without Cause), or by the Employee (with or without Good Reason) other than for death, Disability or retirement (as defined below), all unvested PSUs will be forfeited on the date of such termination.

(c) Retirement. If the Participant ceases to be an employee of the PartnerRe Group as a result of the Participant’s retirement, all unvested PSUs will continue to earn in accordance with their original vesting schedule and be subject to the satisfaction of the applicable performance metrics, subject to the provisions below:

(i) Post-termination Covenants. Continuation of vesting following retirement is contingent upon the Participant’s compliance with certain limitations on the Participant’s business activity, including the following: (i) the Participant may not engage in business activities in the reinsurance industry, act on behalf of any entity, company or business that operates in the reinsurance industry, or otherwise compete with the PartnerRe Group in the locations where the PartnerRe Group operates, (ii) the Participant may not solicit employees or customers of PartnerRe on behalf of any entity, company or business that

[1]	In no event will the Settlement Date be later than March 15th of the year following the year in which the Vesting Date occurs.

operates in the reinsurance business or otherwise competes with the PartnerRe Group in the locations where the PartnerRe Group operates, and (iii) the Participant may not disclose confidential or non-public information regarding the business of the PartnerRe Group (unless legally required to do so, and in such case only upon giving prior notice to the Company), in each of (i), (ii) and (iii) above, until the Vesting Date.

(ii) Definition of Retirement. For purposes of this Award Agreement, “retirement” means a voluntary termination after reaching either (a) age 65 or (b) age 60 with 10 years of service to the PartnerRe Group.

(d) Conflict with Contract of Employment. In the event that any of the terms of the Participant’s contract of employment conflict with the provisions of this Section 7, the contract of employment shall prevail. For the avoidance of doubt, this Award shall follow the treatment of Options upon termination as set out in such contract of employment, if such contract of employment does not specify treatment of PSUs.

7. Entire Agreement. With the exception of any contract of employment applicable to the Participant with respect Section 6, the Plan and this Award Agreement (including the Notice of PSU attached hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Any modification of this Award Agreement must be in writing signed by the Company. Decisions of the Committee with respect to the administration and interpretation of the Plan and this Award Agreement will be final, conclusive and binding on all persons.

8. No Additional Rights or Entitlements. The Participant hereby acknowledges and agrees that neither this Award nor the Plan shall be construed as giving the Participant any right to be retained in the employ of, or to continue to provide services to, the PartnerRe Group, and that the PartnerRe Group may at any time dismiss the Participant, free from any liability, or any claim under the Plan or this Award Agreement, unless otherwise expressly provided in the Plan or in this Award Agreement or in any other agreement binding the parties. The receipt of this Award under the Plan is not intended to confer any rights on the Participant except as set forth in this Award Agreement. The Participant further acknowledges and agrees that no payment under the Plan or this Award Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the PartnerRe Group except as may otherwise be specifically provided.

9. Change in Control. Upon a Change in Control prior to the Vesting Date, all PSUs will be subject to Section 12 of the Plan.

10. Retention of Awards. The Participant acknowledges that it is the intention of the Company that the Participant retains at least a portion of the Shares acquired pursuant to this Award and agrees to comply with any Share retention requirements that the Company may impose in connection with this Award.

11. Notices. All notices, requests and other communications under this Award Agreement shall be (i) if in writing, delivered in person (by courier or otherwise), mailed by certified or registered mail, or (ii) by email transmission, in each case return receipt requested, as follows:

if to the Company, to:

PartnerRe Ltd.

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attn: Philip Martin

Email: philip.martin@partnerre.com

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

12. No Assignment or Transfer. The Participant’s rights and interest under the Plan or under this Award Agreement, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of the Participant’s death, to a designated Beneficiary to the extent permitted by the Committee, or in the absence of such designation, by will or the laws of descent and distribution.

13. Successors and Assigns; No Third Party Beneficiaries. This Award Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of Bermuda, without reference to the principles of conflicts of law thereof.

16. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Award Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date and year first written above.

PARTNERRE LTD.

By:

	Name:	Philip Martin
	Title:	Director of Group
Compensation & Benefits

Notice of Performance Share Units

<Name>
<Address 1>	Award Number:	<###>
<Address 2>	Plan:	EEPF
<Address 3>	ID:	<####>

Effective <Date> you have been granted a target award of <###> Performance Share Units (PSUs). The actual number of PSUs earned shall be determined on the Vesting Date indicated below, at which time you will receive common shares of PartnerRe Ltd. (the Company) for each earned PSU as soon as administratively practicable after the Vesting Date.

Determination of earned PSUs depends on achieving target performance results, which is based on the average annual three-year prospective growth in (Tangible Book Value per Share (TBVPS) + nonlife reserve discount + life unrecognized value) + dividends from December 31, 2012 to December 31, 2015. Target performance of 100% will result in earning the Target PSUs.

Target PSUs	Vesting Date	Earned PSUs
<####>	<Date>	Contingent on achieving target performance as set forth below:

		Three-year Growth Metric (above risk-free return)	Earned PSUs*
		200 bps	50% of Target PSUs (min)
		700 bps	100% of Target PSUs
		1,200 bps	150% of Target PSUs (max)

*	Payout will be interpolated on a straight-line basis between the levels.

For further information, please go on Relink under the Employee Services / HR Services / Equity Plans section.

By your on-line acceptance and the Company’s signature below, you and the Company agree that these PSUs are granted under and are governed by the terms and conditions of the Company’s Employee Equity Plan and the Performance Share Unit Award Agreement.

PartnerRe Ltd.

Wellesley House South, 90 Pitts Bay Road	Telephone	(1 441) 292 0888
Pembroke HM 08, Bermuda	Telefax	(1 441) 296 2250 http://www.partnerre.com